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                       SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549-1004





                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 28, 1998





                              FIRST HAWAIIAN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)







        DELAWARE                        0-7949                   99-0156159
(State of incorporation)       (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)

            999 BISHOP STREET                            96813
            HONOLULU, HAWAII                           (Zip Code)
(Address of Principal Executive Offices)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (808) 525-7000
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ITEM 5.  OTHER EVENTS

      First Hawaiian, Inc., a Delaware corporation (the "Company") and BancWest Corporation, a California corporation ("BancWest") and a wholly-owned subsidiary of Banque Nationale de Paris, a societe anonyme or limited liability banking corporation organized under the laws of the Republic of France ("BNP"), have entered into an Agreement and Plan of Merger, dated as of May 28, 1998 (the "Merger Agreement"), whereby BancWest will be merged with and into the Company, with the Company as the surviving entity (the "Merger"). As a result of the Merger, the outstanding shares of BancWest common stock (the "BancWest Common Stock") held by BNP will be cancelled and converted into approximately 25.9 million shares of a newly-created class of the Company's common stock, designated as "Class A Common Stock", which will constitute 45% of the aggregate outstanding voting power of the Company after the Merger. The Class A Common Stock (which generally may be owned only by BNP) will have the same rights and privileges generally as the Company's existing common stock, except that the Class A stockholders will be able to elect a number of directors proportionate to their equity interest in the Company. In connection with the Merger, the Company and BNP will also enter into related agreements, including a Standstill and Governance Agreement (the "Standstill Agreement") and a Registration Rights Agreement, the forms of which are included as Exhibits C and D, respectively, to the Merger Agreement. The Merger Agreement also contemplates that various amendments (the forms of which are included as Exhibits A and B, respectively, to the Merger Agreement) will be made to the Company's certificate of incorporation and by-laws in connection with the
Merger in order to create the Class A Common Stock and a related class of directors and to provide for various governance and other matters contemplated by the Standstill Agreement and related arrangements between the parties.
Copies of the Merger Agreement the Exhibits thereto are attached hereto as
Exhibit 2 and are incorporated herein by reference. Concurrently with the execution of the Merger Agreement, the Company and BNP entered into a side agreement containing certain representations, warranties and agreements and providing for indemnification by each party of the other with respect to certain matters, a copy of which is attached hereto as Exhibit 99(a) and is incorporated herein by reference.
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                                                                              2

        Pursuant to a Stockholder Agreement, dated as of May 28, 1998 (the "Stockholder Agreement"), between the trustees under the Will and of the Estate of Samuel M. Damon, the holder of approximately 25% of the common stock of the Company (the "Damon Estate"), and BNP, the trustees of the Damon Estate have agreed, among other things, to vote the shares owned by the Damon Estate in favor of the Merger. A copy of the Stockholder Agreement is attached hereto as
Exhibit 99(b) and is incorporated herein by reference.
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                                                                               3

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

                  (c)  Exhibits.

                  2 -- Agreement and Plan of Merger, dated as of May 28, 1998, between First Hawaiian, Inc. and BancWest Corporation and exhibits thereto.

              99(a) -- Agreement, dated as of May 28, 1998, between First
                       Hawaiian, Inc. and Banque Nationale de Paris.

              99(b) -- Stockholder Agreement, dated as of May 28, 1998, between the trustees under the Will and of the Estate of Samuel M. Damon and Banque Nationale de Paris.

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                                                                               4

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           FIRST HAWAIIAN, INC.

Dated:  June 1, 1998                       By:/s/ Howard H. Karr
                                              ----------------------------------
                                           Name:  Howard H. Karr
                                           Title: Executive Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer
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                                  EXHIBIT INDEX

Exhibit No.                Description


2 Agreement and Plan of Merger, dated as of May 28, 1998, between First Hawaiian, Inc. and BancWest Corporation and exhibits thereto.

99(a) Agreement, dated as of May 28, 1998, between First Hawaiian, Inc. and Banque Nationale de Paris.

99(b) Stockholder Agreement, dated as of May 28, 1998, between the trustees under the Will and of the Estate of Samuel M. Damon and Banque Nationale de Paris.